                                                                    EXHIBIT 10.1


                    TECHNOLOGY SALE AND ASSIGNMENT AGREEMENT

                                     BETWEEN

                                 STRATASYS, INC.
                                    ("BUYER")

                                       AND

                              SEK TECHNOLOGIES, LLC
                                   ("SELLER")
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                    TECHNOLOGY SALE AND ASSIGNMENT AGREEMENT


     TECHNOLOGY SALE AND ASSIGNMENT AGREEMENT ("Agreement"), dated as of December 21, 1998, by and between STRATASYS, INC., a Delaware corporation ("Buyer"), and SEK TECHNOLOGIES LLC, a Minnesota limited liability company ("Seller").

                              Preliminary Statement

     Buyer and Seller are parties to an Option Agreement, dated August 21, 1997, as amended by the First and Second Amendments thereto, dated September 1, 1998 and November 1, 1998 (the "Option Agreement"), pursuant to which Seller agreed to use its best efforts to develop the Device (as defined in the Option Agreement) and granted Buyer an option to purchase either the Device Rights or the Ownership Interests (as such terms are defined in the Option Agreement). Pursuant to a User Agreement, dated August 21, 1997 (the "User Agreement"), Buyer agreed to provide Seller with certain Documentation (as defined in the User Agreement) and Equipment (as defined in the User Agreement) solely for the purposes of developing the Beta Version Advanced Modeler (as defined in the User Agreement), and Seller agreed to use its best efforts to use such Documentation and Equipment to develop the Beta Version Advanced Modeler and the New Intellectual Property (as defined in the User Agreement). Pursuant to a License Agreement, dated August 21, 1997 (the "License Agreement"), Buyer also licensed the Owner Intellectual Property (as defined in the License Agreement) to Seller for use in the development of the Beta Version Advanced Modeler.

     As of the date of this Agreement, Seller has not developed the Beta Version Advanced Modeler. Nevertheless, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Device Rights on the terms and conditions of this Agreement, which are different from those of the Option Agreement.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and upon the terms and subject to the conditions set forth in this Agreement, the parties agree as follows:
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     1.   Sale of Device Rights.

          1.1 On the terms and subject to the conditions set forth in this Agreement, Seller agrees to sell, assign, transfer and convey to Buyer, and Buyer agrees to purchase from Seller, at the closing referred to in Section 4 below (the "Closing"), all of the Device Rights, including, without limitation, the Device, the Tooling and the Deliverables described on Schedule 1.1 hereof, free and clear of all claims, liabilities, obligations, mortgages, liens, security interests, charges or other encumbrances of any nature whatsoever (hereinafter referred to collectively as "Liens"), other than the Permitted Liens set forth in Schedule 1.1A.

          1.2 Anything herein to the contrary notwithstanding, the Device Rights do not include the assets and properties of Seller listed on Schedule 1.2 (the "Excluded Assets").

     2.   Assumption of Liabilities.

          2.1 Buyer shall assume no obligations or liabilities of Seller in connection with Seller's sale and assignment of the Device Rights hereunder.

          2.2 Seller shall remain responsible for all claims, liabilities and obligations of Seller with respect to the Device Rights or arising out of or relating to the operation of Seller's business. Seller hereby agrees to indemnify and hold Buyer harmless from and against any and all costs, losses, damages, liabilities, claims and expenses that may be asserted by third parties against Buyer arising out of or resulting from the Device Rights or the operation of Seller's business and all other liabilities of Seller as provided in Section 10 hereof.

     3.   Purchase Price.

          3.1 In consideration for the sale of the Device Rights by Seller to Buyer, on January 4, 1998, Buyer shall (i) pay to Seller or its designees Five Million Nine Hundred Forty Five Thousand Seven Hundred Nine and 04/100 Dollars ($5,945,709.04)(the "Purchase Price"), by wire transfer in accordance with Seller's instructions and (ii) deliver to Seller Warrants to purchase 128,000 shares of Buyer's Common Stock substantially in the form of Schedule 3.1.2 to the Option Agreement registered in the name of Seller or its designees.


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     4.   Closing.

          4.1 The closing of the purchase and sale of the Device Rights and the other transactions contemplated by this Agreement (the "Closing") shall take place at 3:00 P.M. New York time on December 31, 1998, or at such other date and time mutually acceptable to Buyer and Seller (the "Closing Date"), at the offices of Snow Becker Krauss P.C., 605 Third Avenue, 25th Floor, New York, New York 10158.

          4.2  At the Closing, Seller shall deliver or cause to be delivered to
Buyer:

          4.2.1 A Bill of Sale, duly executed on behalf of Seller with respect to the Device Rights, substantially in the form of Exhibit 4.2.1.

          4.2.2 One or more Instruments of Assignment as shall be necessary or appropriate to assign to Buyer Seller's rights in and to any of the Device Rights not transferred to Buyer under the Bill of Sale, duly executed on behalf of Seller, substantially in the form of Exhibit 4.2.2.

          4.2.3 Such other agreements, documents and instruments as shall be reasonably necessary or appropriate to effect the transactions contemplated by this Agreement.

          4.3 At the Closing, Buyer shall deliver or cause to be delivered to Seller such agreements, documents and instruments as shall be necessary or appropriate to effect the transactions contemplated by this Agreement.

          4.4 Title and risk of loss with respect to the Device Rights and Buyer's right to operate and control the Device will pass from Seller to Buyer as of the Closing Date.

          4.5 The parties expect that Seller will continue to perform services for Buyer with respect to the Device after the Closing. Therefore, Seller and Buyer have agreed to extend the term of the User Agreement in accordance with an Amendment to User Agreement, substantially in the form of Exhibit 4.5 hereto (the "User Agreement Amendment"). At the Closing, Buyer and Seller will each execute and deliver to the other a User Agreement Amendment. In addition, all of the Documentation, Equipment, and Device Rights will remain on Seller's premises until Buyer instructs Seller to deliver them in accordance with Buyer's instructions. Promptly after a written request from Buyer, Seller shall deliver all Documentation, Equipment and Device Rights in its possession to Buyer or its designees in accordance with Buyer's written instructions at the cost and


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expense of Buyer. With respect to the Device Rights that cannot be physically delivered to Buyer because they are in the possession of third parties or otherwise, Seller shall give irrevocable instructions to the party in possession of such Device Rights, with copies to Buyer, that all right, title and interest in such Device Rights have been vested in Buyer, and that the same are to be held for Buyer's exclusive use and benefit.

     5. Representations and Warranties of Seller. Seller represents and warrants to Buyer as follows:

          5.1 Seller is a limited liability company, duly organized, validly existing and in good standing under the laws of Minnesota and has all requisite corporate power and authority to own, operate and lease its properties and to conduct its business as now conducted and to enter into this Agreement, consummate the transactions contemplated by this Agreement and perform its obligations under this Agreement.

          5.2 The execution and delivery by Seller of this Agreement and the consummation of the transactions contemplated by this Agreement, and the performance of its obligations under this Agreement have been duly and validly authorized by all necessary action on the part of Seller, including, but not limited to, approval of Seller's Board of Governors and members as necessary. This Agreement has been duly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms. No consent, approval, or authorization of, notice to, or declaration, filing or registration with, any governmental body is required in connection with the execution, delivery and performance of this Agreement, or the consummation of the transactions contemplated by this Agreement.

          5.3 The execution and delivery of this Agreement, and the fulfillment of the terms and conditions herein set forth and the consummation of the transactions herein contemplated, will not (i) violate or conflict with any material provision of the First Amended Member Control Agreement of Seller as in effect on the date hereof or (ii) violate, result in a material breach of, conflict with, or (with or without notice or the lapse of time or both) entitle any party to terminate, cancel, accelerate or call a default under the terms, conditions or provisions of any material agreement, contract, instrument, lease, license, note, bond, mortgage, indenture or other obligation


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to which Seller is a party or by which Seller or any of its assets may be bound or (iii) violate, result in a breach of, or conflict with any material statute, rule, regulation, order, judgment or decree applicable to Seller, its assets or its business, other than such violations, breaches or conflicts which individually or in the aggregate will not have a material adverse effect on the Buyer's use of the Device Rights ("Material Adverse Effect"). No consent of any party to any agreement, contract, instrument, lease, license, note, bond, mortgage, indenture or other obligation to which Seller is a party, or by which Seller or any of its assets is subject, is required for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and the continuation thereof after the Closing, other than those consents, the absence of which will not have a Material Adverse Effect..

          5.4 Schedule 1.1 contains a true and complete list of all the Device Rights owned by Seller as of the hereof date.

          5.5 Seller has good and marketable title to all of the Device Rights free and clear of all Liens other than the Permitted Liens. Following the Closing, Buyer will have good and marketable title to all the Device Rights.

          5.6 There are no actions, suits, claims or legal, administrative or arbitration proceedings or investigations pending, or to its knowledge threatened, against, involving or affecting the Device Rights, or which relate to any Device having been assembled, produced, distributed or sold by Seller and alleged to have been defective or improperly designed, assembled or produced. Buyer is buying a project in progress. Consequently, the Device Rights are being sold as is without representation or warranty of any kind, except for those express warranties contained herein. Seller specifically disclaims any and all implied warranties, including any implied warranties of merchantability or fitness for a particular purpose. Seller disclaims any warranty pertaining to infringement or the absence thereof. Buyer has inspected the Device Rights prior to the date hereof. Seller has used reasonable efforts to disclose to Buyer any state of facts or of the occurrence of any event known to Seller which Seller reasonably believes is likely to form the basis of any thereof not previously disclosed by Seller to Buyer. To the best of Seller's knowledge, there are no outstanding orders, writs, injunctions or decrees of any court, governmental agency or arbitration tribunal against, involving or affecting, the Device Rights.


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          5.7  To the best of Seller's knowledge, no employee, agent or representative of Seller has in his possession confidential information of a nature that would allow such person or persons to duplicate Seller's products and/or technology, unless such person has signed or is subject to a confidentiality agreement with Seller. For purposes of this Agreement,"confidential information" shall mean information generally unavailable to the public that has been created, discovered, developed or otherwise become known to Seller or in which property rights have been assigned or otherwise conveyed to Seller, which information has economic value or potential economic value to the business in which Seller is or will be engaged.

     6. Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:

          6.1 Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          6.2 Buyer has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement and to perform its obligations under this Agreement.

          6.3 The execution and delivery by Buyer of this Agreement, and the consummation by Buyer of the transactions contemplated by this Agreement and the performance by Buyer of its respective obligations under this Agreement have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms.

          6.4 Buyer has all requisite corporate power and authority necessary or advisable to own or hold its properties and conduct its business and hold all material licenses, permits and other required authorizations and approvals from governmental authorities and has made all material registrations and given all notifications required under federal, state or local law that are necessary or advisable for the conduct of its business.

          6.5 The execution, delivery and performance of this Agreement will not (i) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a


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default or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any lien or encumbrance on or against any of the properties of Buyer pursuant to any of the terms or conditions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Buyer is a party or by which any of them or any of its properties or assets may be bound, (ii) violate any statute, law, rule, regulation, writ, injunction, judgement, order or decree of any governmental authority, binding on Buyer or any of its properties or assets, or (iii) result in or give rise (whether upon demand by the holder of any such securities or by the terms of any such security) to the issuance of any additional capital stock of Buyer or accelerate or alter the conversion rights of any holder of any securities exercisable into or convertible for shares of capital stock of Buyer, other than such violation, breach, default, issuance or acceleration which individually or in the aggregate would not have a Material Adverse Effect on the Buyer's ability to fulfill its obligations under this Agreement.

     7.   Covenants of Seller.

          Between the date hereof and the Closing Date:

          7.1 Seller will allow Buyer and its representatives full access, at reasonable times, to the books, records and properties of Seller relating to the Device Rights and furnish such information concerning the Device Rights as Buyer may reasonably request from time to time.

          7.2 Seller shall promptly notify Buyer of any event, occurrence or transaction that would have been required to have been disclosed on any Schedule to this Agreement, had such event, occurrence or transaction existed on the date hereof, including, without limitation, any actions, claims, or legal, administrative or arbitration proceedings, or investigations, threatened or commenced, which, if pending on the date first set forth above, would have been required to be described in any Schedule hereto, or which otherwise relate to or affect the Device Rights in any material respect. Seller shall use reasonable commercial efforts to defend against any such actions, claims, proceedings or investigations.

          7.3 Seller and Buyer waive compliance with the California State Bulk Sales law, and the rules and regulations promulgated thereunder. Seller will comply with the provisions of the sales and use tax law in each state where it is required to collect such taxes arising out of this


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Agreement. The Seller hereby agrees to indemnify and hold Buyer harmless from and against any and all costs, losses, damages, liabilities, claims and expenses which may be asserted by third parties against Buyer arising out of or resulting from the failure of Seller to comply with any such law or laws, in the manner described in Section 10.1.

          7.4  Seller will:

               (a) use reasonable commercial efforts to operate its business only in the usual, regular and ordinary course consistent with reasonable business practice;

               (b) use reasonable commercial efforts as to events within Seller's control to prevent the occurrence of any change or event that would prevent any of the representations and warranties of Seller contained herein from being true at and as of the Closing Date with the same effect as though such representations and warranties had been made at and as of the Closing Date;

               (c) pay and discharge all costs and expenses of carrying on its business consistent with past business practices;

               (d) not create or suffer any Liens upon any of the Device Rights other than Permitted Liens;

               (e) not remove, sell, transfer or otherwise dispose of any of the Device Rights or remove any such personal property or assets from the premises where such personal property or other assets are located on the date of execution of this Agreement and not enter into any other transaction, except in the ordinary course of business consistent with past practice; and

               (f) not modify or change in any material respect or terminate any existing material license, lease, contract or other document relating to the Device Rights other than in the ordinary course of business consistent with past practice.

          7.5 Seller will update by amendments or supplements each of the Schedules and any other written disclosure in writing from Seller to reflect any change in the information set forth in said Schedules or other disclosure. Seller hereby represents and warrants that such Schedules and such written disclosures, as so amended or supplemented, shall be true, correct and complete in all material respects as of the date or dates thereof.


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     8.   Buyer's Closing Conditions. The obligation of Buyer to close under this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions (one or more of which may be waived by Buyer):

          8.1 The representations and warranties made by Seller in this Agreement or in any writing pursuant to this Agreement, including, without limitation, the Schedules or any other documents, certificates or written statements delivered or to be delivered to Buyer in connection with the transactions contemplated by this Agreement, shall be true and correct in all material respects as of the Closing Date as though such representations and warranties were restated and made at and as of the Closing Date.

          8.2 All of the terms, covenants and conditions of this Agreement required to be complied with by Seller at or prior to the Closing shall have been duly complied with and Seller shall have furnished Buyer with such other evidence of compliance as Buyer may reasonably request.

          8.3 There shall be no order of any court or governmental body restraining or prohibiting the transactions contemplated by this Agreement, nor shall any litigation or other proceeding be pending or threatened against Seller or Buyer seeking to prohibit or otherwise challenge the consummation of the transactions contemplated by this Agreement or to obtain substantial damages in respect thereof.

     9. Seller's Closing Conditions. The obligation of Seller to close under this Agreement is subject to the satisfaction at or prior to the Closing of each of the following conditions (one or more of which may be waived by Seller):

          9.1 The representations and warranties made by Buyer in this Agreement or in any writing pursuant to this Agreement, including without limitation, the Schedules or any other documents, certificates or written statements delivered or to be delivered to Buyer in connection with the transactions contemplated by this Agreement, shall be true and correct in all material respects as of the Closing Date as though such representations and warranties were restated and made at and as of the Closing Date.


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          9.2  All of the terms, covenants and conditions of this Agreement required to be complied with by Buyer at or prior to the Closing shall have been duly complied with and Buyer shall have furnished Seller with such evidence of compliance as Seller may reasonably request.

          9.3 There shall be no order of any court or governmental body restraining or prohibiting the transactions contemplated by this Agreement, nor shall any litigation or other proceeding be pending or threatened against Seller or Buyer seeking to prohibit or otherwise challenge the consummation of the transactions contemplated by this Agreement, or to obtain substantial damages in respect thereof.

     10.  Indemnities.

          10.1 Seller shall indemnify, defend and hold Buyer, and its officers, directors, employees, agents, successors and permitted assigns, free and harmless from and against all claims, actions, liabilities and damages (including reasonable attorneys' fees and expenses) as and when incurred by reason of (i) the operation of Seller's business prior to the Closing Date; (ii) any obligations or liabilities of Seller, fixed or contingent, matured or unmatured, liquidated or unliquidated, or otherwise; (iii) the failure of Seller to file timely any federal, state, county, local or other excise, franchise, property, payroll, income, capital stock, sales and use, or other tax returns which are required to be filed by it relating to the its business or the Device Rights, whether before or subsequent to the Closing Date, or the failure of Seller to pay any such taxes when due; (iv) any claims, obligations, liabilities or commitments made by Seller to present and former employees of Seller, or otherwise, arising out of or in connection with their employment or pursuant to any pension, retirement or other employee benefit plan covering employees of Seller, or the failure to fund properly and adequately the benefits provided under any such plans; (v) the failure to comply with any applicable bulk sales provisions in connection with the sale of the Device Rights to Buyer under this Agreement (regardless of whether or not Seller used its best efforts to satisfy such provisions or Buyer may have waived as a condition of Closing compliance with California State Bulk Sales Law); and (vi) the breach by Seller of any of its representations, warranties or covenants contained in this Agreement or the failure of Seller to obtain the consent of any person whose consent is required to effectuate the assignment to Buyer of any of the Device Rights. The aggregate


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amount of indemnification for which Seller is liable in the aggregate shall not exceed the Purchase Price.

          10.2 Buyer agrees to indemnify, defend and hold Seller, and each of its officers, directors, employees, agents, members successors and assigns, free and harmless from and against all claims, actions, liabilities and damages (including reasonable attorneys' fees and expenses) as and when incurred by reason of (i) the breach by Buyer of any of its representations, warranties or covenants contained in this Agreement and (ii) the operation of Buyer's business subsequent to the Closing. The aggregate amount of indemnification for which Buyer is liable shall not exceed the Purchase Price

          10.3 In no event shall either party be liable to the other for special or consequential damages, including, but not limited to lost profits, loss of goodwill, loss of reputation, impairment of other goods, work stoppage or breach of other contract.

          10.4 Notwithstanding the foregoing, Seller shall have no liability for the first $10,000 of the aggregate amount of all claims for which indemnifications would otherwise be available under Section 10.1.

          10.5 If any party seeks indemnification pursuant to Sections 10.1 or
10.2 (the "Indemnified Party") it shall notify the party required to provide indemnification hereunder (the "Indemnifying Party") of any claim made or action commenced against the Indemnified Party, within a reasonable time after the Indemnified Party shall have been notified of the claim or shall have been served with the summons or other first legal process giving information as to the nature and basis of the claim. The Indemnifying Party shall assume the defense of such claim or action, employ counsel of its choice, subject to the consent of the Indemnified Party, which consent shall not be unreasonably withheld, and bear all expenses relating to such defense. The Indemnified Party shall have the right to participate in the defense of such claim or action and to employ separate counsel, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (a) the employment thereof shall have been specifically authorized by the Indemnifying Party or (b) the Indemnifying Party shall fail to assume the defense and employ counsel, in which case the Indemnifying Party shall be liable for the fees and expense of such counsel. In such case, the Indemnifying Party shall pay the fees and expenses of the Indemnified Party currently within 30


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days after invoices are rendered therefor. Notwithstanding anything to the contrary in the foregoing, the Indemnified Party, upon written notice to the Indemnifying Party, may at its expense assume the defense of such claim or action, and employ counsel of its choice. The parties shall each cooperate in the defense of any such claim and shall make available to each other records and other materials required for use in such defense. In no event shall the Indemnifying Party be liable for any settlement of any action or claim made without its written consent.

     11. Notices. All notices, requests, demands and other communications which are required or permitted under this Agreement shall be in writing and shall be deemed sufficiently given upon receipt if personally delivered, faxed or mailed by certified mail, return receipt requested, addressed to the party to be notified at the address hereafter set forth for such party or to such other address as such party may hereafter designate in writing:

                                (a) If to Seller:

                                    SEK Technologies LLC
                                    930 Calle Negocio, Unit D
                                    San Clemente, CA 92673
                                    Attention: Mr. Robert Bridigum
                                    Fax: (949) 369-2896

         with a copy to:

                                    Maslon Edelman Borman & Brand, LLP
                                    3300 Norwest Center
                                    90 South Seventh Street
                                    Minneapolis, MN 55402-4140
                                    Attention:  Larry A. Koch, Esq.
                                    Fax: (612) 672-8397

                                (b) If to Buyer:

                                    Stratasys, Inc.
                                    14950 Martin Drive
                                    Eden Prairie, MN 55344
                                    Attention: Mr. S. Scott Crump
                                    Fax: (612) 906-2266


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
         with a copy to:

                                    Snow Becker Krauss P.C.
                                    605 Third Avenue
                                    New York, New York 10158-0125
                                    Attn: Eric Honick, Esq.
                                    Fax: (212) 949-7052

     12. Binding Effect; Benefits. This Agreement shall inure to the benefit of, and be binding upon the parties hereto and their respective legal representatives, successors and permitted assigns, and no other person shall acquire or have and other rights under this Agreement or by virtue of this Agreement.

     13. Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by Seller or Buyer without the prior written consent of the other.

     14. Confidentiality. Seller and Buyer shall maintain the confidentiality of all information, written or oral, furnished to it by the other concerning the other's business, assets and financial condition (the "Confidential Information"), and shall not disclose such Confidential Information to others, or use any such Confidential Information for any purpose, except in furtherance of the transactions contemplated by this Agreement (and except as such Confidential Information may be required to be disclosed under applicable law or in connection with litigation arising out of this Agreement), unless and until such Confidential Information is or becomes in the public domain by reason other than disclosure by it. Seller acknowledges that Buyer may not commercially exploit the Device in 1999, and therefore, both the existence of the Device and all information pertaining to the Device is highly confidential until it is publicly announced. In the event the transactions contemplated herein are not consummated, (i) Buyer and its principals, shareholders, officers, employees, agents or representatives shall not disclose to any third party or use in any manner whatsoever any of the Confidential Information disclosed to them by Seller, its shareholders, officers, employees, agents or representatives in connection with the negotiations for this transaction, and (ii) Seller and its principals, shareholders, officers, employees, agents or representatives shall not disclose to any third party or use in any manner whatsoever any of the Confidential Information disclosed to them by Buyer, its shareholders, officers, employees, agents or representatives in connection with the negotiations for this transaction. This Confidential Information shall extend, but not be necessarily limited, to the sales techniques, vendors, independent contractors, employees, and customer lists disclosed by one party to the other. Confidential Information as used herein shall not include that which (i) was in the public domain prior to receipt thereof in the same context as the disclosure so made; (ii) the receiving party can show it was in possession thereof in the same context prior to receipt; (iii) subsequently becomes known to the receiving party by third parties as a matter of right and without restriction on disclosure; or (iv) subsequently comes into the public domain in the same context as the disclosure by the disclosing party through no fault of the receiving party. In the event this Agreement is terminated, upon written request, the shareholders, officers, employees, agents or representatives of the respective parties hereto shall return or destroy the Confidential Information previously disclosed to them by the disclosing party. This provision shall survive the termination of this Agreement.

     15. Brokers. Each of the parties hereto represents and warrants to the other that it has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement.

     16. Governing Law. This Agreement shall in all respects be governed by, construed under and enforced in accordance with the laws of the State of Delaware.

     17.  Expenses; Transfer Taxes.

          17.1 Each of the parties shall pay its own legal, accounting and other expenses in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby.

          17.2 Seller shall pay any and all transfer taxes or charges that become due on account of the transfers of the Device Rights contemplated under this Agreement (including use, documentary, stamp, deed, sale, ad valorem, bulk transfer, tangible personal property, real estate and other taxes and charges), including without limitation any such transfer charges payable to any governmental authority, entity or subdivision in connection with any of the transactions contemplated hereunder (collectively, the "Transfer Taxes"). In determining the amount of Transfer Taxes that shall be payable in any jurisdiction, Seller and Buyer shall consider the availability of any exemptions from Transfer Taxes under the law of such jurisdiction. Seller shall indemnify Buyer from and against any losses, expenses, judgments, claims, awards, penalties and other costs or liabilities which may be imposed upon, incurred, asserted or awarded against Buyer arising from or related to any failure to timely pay any and all Transfer Taxes that shall become due on account of the transfer of Assets contemplated under this Agreement, as set forth in Section 10.1 hereof.

     18. Severability. If any section, term or provision of this Agreement shall to any extent be held or determined to be invalid or unenforceable, the remaining sections, terms and provisions shall nevertheless remain in full force and effect.

     19. Survival. The representations and warranties of the parties set forth in this Agreement (including the Schedules) and in any other documents, certificates or written statements delivered by or on behalf of any party to this Agreement shall survive the Closing for a period of one (1) year.

     20. Waiver. Any waiver by any party of a breach of any of the provisions of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

     21. Headings. The headings in this Agreement are for convenience only and shall not affect the construction of this Agreement.

     22. Termination of Agreements. The Option Agreement is hereby terminated. Buyer and Seller also acknowledge and agree that since Buyer although Buyer did not exercise its Option under the Option Agreement, since the Option Agreement has been terminated, the License Agreement shall not become effective and neither party shall have any rights or obligations thereunder.

     23. Entire Agreement; Modification. This Agreement constitutes the entire understanding between the parties with respect to its subject matter. It supersedes and cancels all prior agreements and understandings among the parties relating to its subject matter. This Agreement may not be amended or supplemented, except by subsequent written agreement of the parties that specifically states that it is intended to be an amendment or supplement to this Agreement, signed by the parties hereto. No course of dealing or custom shall be referred to as modifying any of the terms and conditions of this Agreement.

     24. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Technology Sale and Assignment Agreement as of the date first above written.

                                         SEK TECHNOLOGIES LLC



                                         By: /s/ Robert Bridigum
                                             -----------------------------------
                                                 Robert Bridigum
                                                 General Manager

                                         STRATASYS, INC.


                                         By: /s/ S. Scott Crump
                                             -----------------------------------
                                                 S. Scott Crump
                                                 President

                                                                    SCHEDULE 1.1

                                  DEVICE RIGHTS

                                                                   SCHEDULE 1.1A

                                 PERMITTED LIENS

     Liens of the members of the Sellers which Liens shall be released prior to payment of the Purchase Price.

                                                                    SCHEDULE 1.2


                                 EXCLUDED ASSETS

                                                                   EXHIBIT 4.2.1

                                  BILL OF SALE

                          BILL OF SALE AND ASSIGNMENT

     INDENTURE made as of December 31, 1998, by SEK TECHNOLOGIES, LLC, a Minnesota limited liability company ("Seller"), to STRATASYS, INC., a Delaware corporation ("Buyer").

     WHEREAS, Buyer has agreed to buy all right, title and interest of Seller in the Device Rights as defined in the Technology Sale and Assignment Agreement, dated as of December 31, 1998, between the Seller and the Buyer (the "Sale Agreement"), including, without limitation, the property described on Schedule I annexed hereto (collectively, the "Assets"), and Seller has agreed to sell the Assets to Buyer; and

     WHEREAS, the execution and delivery of this Indenture for the purpose of effecting such conveyance, transfer, assignment and delivery, have been duly authorized in all respects by Buyer and Seller.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH THAT:

     Pursuant to the aforementioned authority and consideration of the premises and the Buyer's agreement to pay the Purchase Price, as defined in the Sale Agreement, in accordance with the terms and conditions of the Sale Agreement, the Seller does hereby convey, grant, bargain, sell, transfer, set over, assign, alien, remise, release, deliver and confirm the Assets unto the Buyer, its successors and assigns, forever effective as of the date hereof.

     TO HAVE AND TO HOLD such Assets unto the Buyer, its successors and assigns, as and for its own forever.

     AND THE SELLER FURTHER COVENANTS AND AGREES AS FOLLOWS:

     Seller owns, and has good and marketable title to, the Assets, free and clear of all liens, claims and encumbrances of any nature whatsoever.

     Seller hereby covenants that from time to time after delivery of this instrument, at the request of Buyer and without further consideration Seller will duly execute, acknowledge and deliver or will cause to be done, executed, acknowledged and delivered all and every such further acts, deeds, conveyance transfers, assignment, consents, powers of attorney and assurances Buyer may reasonably request in order to more effectively convey, transfer or vest in the Buyer and to put it in possession, operation and control of, such Assets.


                                        SELLER:


                                        SEK TECHNOLOGIES, LLC


                                        By: /s/ Robert Bridigum
                                            -------------------
                                                Robert Bridigum
                                                General Manager

                                        BUYER:

                                        STRATASYS, INC.


                                        By: /s/ S. Scott Crump
                                            ------------------
                                                S. Scott Crump
                                                President

                                                                      SCHEDULE I


                                   THE ASSETS

                                                                   EXHIBIT 4.2.2

                                   ASSIGNMENT

                                   ASSIGNMENT


     ASSIGNMENT made as of December 31, 1998, by SEK TECHNOLOGIES, LLC, a Minnesota limited liability company ("Assignor"), to STRATASYS, INC., a Delaware corporation ("Assignee").

     WHEREAS, Assignee has agreed to buy all right, title and interest of Assignor in the Device Rights as defined in the Technology Sale and Assignment Agreement, dated as of December 31, 1998, between the Assignor and the Assignee (the "Sale Agreement"), including, without limitation, the intellectual property used in or necessary to the manufacture, reproduction, use of, sale, or modification of any of the Device Rights as described on Schedule I annexed hereto (collectively, the "Device Intellectual Property"), and Assignor has agreed to assign the Device Intellectual Property to Assignee; and

     WHEREAS, the execution and delivery of this Assignment for the purpose of effecting such conveyance, transfer, assignment and delivery, have been duly authorized in all respects by Assignee and Assignor.

     NOW, THEREFORE, Assignor does hereby assign, grant and convey unto Assignee and Assignee's successors and assigns from and after the date hereof all right, title and interest in and to the Device Intellectual Property.

     Assignor hereby represents and warrants that it owns, and has good and marketable title to, the Device Intellectual Property, free and clear of all liens, claims and encumbrances of any nature whatsoever.

     Assignor acknowledges and agrees that Assignee is not assuming any claims or liabilities in connection with the assignment of the Device Intellectual Property. Assignor will indemnify and defend Assignor against all such claims and liabilities as provided in the Sale Agreement.

     Assignor hereby covenants that from time to time after delivery of this instrument, at the request of Assignee and without further consideration Assignor will duly execute, acknowledge and deliver or will cause to be done, executed, acknowledged and delivered all and every such further acts, deeds, conveyance transfers, assignment, consents, powers of attorney and assurances Assignee may reasonably request in order to more effectively convey, transfer or vest in the Assignee and to put it in possession, operation and control of, such Device Intellectual Property.

                                                     Assignor:


                                                     SEK TECHNOLOGIES, LLC


                                                     By: /s/ Robert Bridigum
                                                         -----------------------
                                                             Robert Bridigum
                                                             General Manager

                                                     Assignee:

                                                     STRATASYS, INC.


                                                     By: /s/ S. Scott Crump
                                                         -----------------------
                                                             S. Scott Crump
                                                             President

                                                                      SCHEDULE I


                        THE DEVICE INTELLECTUAL PROPERTY

                                   EXHIBIT 4.5

                           AMENDMENT TO USER AGREEMENT

                           AMENDMENT TO USER AGREEMENT

     AMENDMENT TO USER AGREEMENT, dated as of December 31, 1998, by an between SEK TECHNOLOGIES, LLC, a Minnesota limited liability company (the "Developer"), and STRATASYS, INC., a Delaware corporation (the "Owner").

                                    RECITALS

     The Developer and the Owner are parties to a User Agreement, dated as of August 21, 1998 (the "User Agreement"), pursuant to which the Developer agreed, among other things, to use its best efforts to develop, evaluate and test a Beta Version Advanced Modeler (as defined in the User Agreement), and the Owner agreed to deliver to developer one copy of the New Software Code, two complete copies of the Documentation (as such terms are defined in the User Agreement) and the Equipment and to provide support services to the Developer. Unless otherwise defined in this Amendment, capitalized terms used in this Amendment are defined in the User Agreement.

     As of the date of this Agreement, the Developer has not developed the Beta Version Advanced Modeler. Nevertheless, pursuant to a Technology Sale and Assignment Agreement, dated as of December 21, 1998 (the "Sale Agreement"), the Owner has agreed to purchase the Device Rights (as defined in the Option Agreement) from the User, and the Owner expects to continue development of the Advanced Modeler at its own expense and risk. In connection with the Owner's continued development of the Advanced Modeler, Owner expects to retain the Developer from time to time to perform services for Owner in connection with such development. Therefore, the Owner desires to permit the Developer to continue to use the New Software Code, the Documentation, the Equipment and the Device Rights in accordance with the terms of the User Agreement as amended by this Amendment.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereby agree as follows:

1.   Certain Definitions.

     1.1 For purposes of the User Agreement as amended by this Amendment, the "Owner Intellectual Property" shall include all intellectual property included in the Device Rights as sold to the Owner by the Developer under the Sale Agreement.

     1.2 For purposes of the User Agreement as amended by this Amendment, the "Equipment" shall include all tangible personal property included in the Device Rights as sold to the Owner by the Developer under the Sale Agreement.

2.   Developer's Obligations.

     2.1 Anything in Section 3.1 of the User Agreement (Development, Evaluation and Testing) to the contrary notwithstanding, the Developer shall have no further obligation under Subsections 3.1.1 or 3.1.2, and its sole obligation with respect to the development of the Beta Version Advanced Modeler and the New Intellectual Property will be to perform services for the Owner from time to time as provided in one or more purchase orders submitted by the Owner to the Developer, and accepted by Developer.

     2.2 Section 3.2 of the User Agreement (Changes in Specifications) is hereby terminated.

     2.3  The Developer hereby agrees and acknowledges that anything in Section
3.3 of the User Agreement (Marketing of Advanced Modeler) to the contrary notwithstanding, the Developer shall have no right whatsoever to sell or distribute the Advanced Modeler without the consent or agreement of the Owner.

     2.4 The Developer shall have no further responsibilities under Section 3.4 of the User Agreement (Responsibilities). All responsibilities of the Developer shall be pursuant to the Owner's purchase orders accepted by Developer, which shall be deemed to amend the User Agreement and is incorporated therein as accepted by the Developer.

     2.5 The Developer acknowledges that the Option Agreement has been terminated pursuant to the Sale Agreement, that the License Agreement will not become effective, and that the Owner will not receive any license of the Owner Intellectual Property as contemplated by Section 3.5 of the User Agreement (Royalties and Payments) and Article 5 of the User Agreement (Royalties and Payments).

3.   Obligation for Expenses.

     Article 8 of the User Agreement (Obligation for Expenses) is hereby terminated. All payments for the Developer's services and expenses, if any, shall be effected by one or more purchase orders given by the Owner to the Developer and accepted by Developer as provided in Section 2.4 above.

4.   Support Services.

     Article 9 of the User Agreement (Support Services) is hereby terminated. The Owner shall provide support services to the Developer from time to time as the parties may hereafter agree.

5.   Term of Agreement.

     Anything in Article 11 of the User Agreement to the contrary notwithstanding, the term of the User Agreement shall continue until it is terminated in accordance with Article 12 of the User Agreement, as amended by this Amendment.

6.   Termination; Effect of Expiration or Termination.

     6.1 The parties hereby amend the first sentence of Subsection 12.1.1 of the User Agreement by deleting the first sentence thereof and inserting the following sentence in lieu thereof:

          The Owner or the Developer may terminate this Agreement at any time, and any such Termination shall release Developer from any obligation to perform any services under any purchase order of Owner which involve the use of rights licensed under this Agreement.

     6.2 The parties hereby amend Section 12.1 of the User Agreement (Termination of Agreement) by deleting Subsections 12.1.2 (relating to Change Orders) and 12.1.3 (relating to Deliverables) and renumbering Subsection 12.1.4 (Breach) as Subsection 12.1.2.

7.   Miscellaneous.

     7.1 The terms "this Agreement," "hereof," "hereunder," and words of like meaning appearing in the User Agreement shall mean and refer to the User Agreement as hereby amended.

     7.2 Except as otherwise amended pursuant to this Amendment, the User Agreement shall remain in full force and effect, and the Owner and the Developer hereby reaffirm each of their respective agreements, covenants and obligations set forth therein.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                    STRATASYS, INC.


                                    By:     /s/ S. Scott Crump
                                        ----------------------------------------
                                                S. Scott Crump, President

                                    SEK TECHNOLOGIES, LLC


                                    By:     /s/ Robert Bridigum
                                        ----------------------------------------
                                                Robert Bridigum, General Manager